Exhibit 31.2
CERTIFICATION
I, Matt J. Chambless, certify that:
1.I have reviewed this Annual Report on Form 10-K/A of Computer Programs and Systems, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 12, 2020	/s/ Matt J. Chambless
Matt J. Chambless
Chief Financial Officer